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                                                                     Exhibit 4.2

                        FORM OF REGISTRATION AGREEMENT

     THIS REGISTRATION AGREEMENT (this "Agreement") is made effective as of ________ ___, 1999, between The Metzler Group, Inc., a Delaware corporation (the "Company"), and each of the holders who execute and deliver a signature page hereto (individually a "Holder" and collectively, the "Holders").

                                    RECITAL

     The parties to this Agreement are parties to that certain Stock Exchange Agreement dated as of ______ ___, 1998 (the "Stock Exchange Agreement") by and among the Company, _______________, an __________ corporation ("XXX"), and the Holders, pursuant to which the Company is acquiring from the Holders all of the capital stock of XXX and in connection therewith the Company is issuing shares of Common Stock (as defined below) to the Holders. In order to induce the Holders to enter into the Stock Exchange Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 7 hereof.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recital and the mutual covenants and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

     1.   Piggyback Registrations.

          (a) Right to Piggyback. If, at any time during which any Registrable Securities remain outstanding (other than during a Lock-Up Period (as defined in the Stock Exchange Agreement)), the Company proposes to register any of its Common Stock under the Securities Act in an underwritten public offering, other than pursuant to a registration on Form S-8 or Form S-4 or any similar forms then in effect, (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of its intention to effect such a registration (the "Registration Notice") and will, subject to the terms of this Agreement, include in such registration all Registrable Securities of the Holders with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice, not to exceed a maximum number of shares for each such Holder equal to 20% of such Holder's Registrable Securities.

         (b) Priority on Primary Registrations. If a Piggyback Registration includes primary shares to be sold on behalf of the Company, and the managing underwriter or underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering, the Company will include in such registration,
(i) first, the securities the Company proposes to sell and (ii) second, the Registrable Securities requested to be included in such registration and all other Common Stock requested to be included in such
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registration (the "Other Common Stock"), to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

          (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (not including primary shares), and the managing underwriter or underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the Priority Holders, and (ii) second, the Registrable Securities requested to be included in such registration by the Holders and all Other Common Stock requested to be included in such registration, to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

          (d) Holdback Agreements. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule
144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 90-day period beginning on the effective date of any Piggyback Registration, whether or not such Holder's Registrable Securities are included therein (except as part of such underwritten registration), unless the Company and the underwriters managing the registered public offering otherwise agree.

     2. Certain Procedures. In connection with any Piggyback Registration, the Company will, as expeditiously as possible but subject to the terms hereof:

          (a) furnish each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (b) use all commercially reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such states and the District of Columbia as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such states and the District of Columbia of the Registrable Securities owned by Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (b), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (c) notify each seller of such Registrable Securities of the happening of any event (other than a possible acquisition) of which the Company becomes aware, as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading,

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          (d) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq National Market; and

         (e) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

     3.   Holder Procedures.

          (a) In connection with any Registration Statement, the Company may require each Holder to furnish to the Company such information regarding such Holder and his or her proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing.

          (b) Each Holder agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any prospectus relating thereto and any prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of such Holder.

     4. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including all NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided, that Registration Expenses shall not include, and the Holders of Registrable Securities shall pay, any underwriting discounts or brokers fees and commissions applicable to Registrable Securities sold by them pursuant to this Agreement and all legal fees and expenses of counsel retained by the Holders.

     5.   Indemnification and Contribution.

          (a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder against all losses, claims, damages, liabilities and expenses (including reasonable fees and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company by such Holder for use therein or by such Holder's failure to deliver a copy of the Registration Statement or
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prospectus or any amendments or supplements thereto after the Company has furnished Holder with a sufficient number of copies of the same.

          (b) The Holders participating in any Registration Statement shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or any amendment or supplement thereto, and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in such Registration Statement, prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with information furnished to the Company by such Holder for use therein.

          (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the prior consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If for any reason the indemnification provided for in this Section 5 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable

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considerations. The relative fault of such Indemnifying Party and the
Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and other Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, share custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     7.   Definitions.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of Chicago are authorized or obligated by law or executive order to close.

          "Common Stock" means the Company's Common Stock, par value $0.001 per share.

          "Commission" means the Securities and Exchange Commission.

          "Person" means any natural person and any corporation, partnership, limited liability company or other business entity.

          "Registration Statement" means a registration statement filed with the Commission under the Securities Act in connection with a Piggyback Registration.

          "Registrable Securities" means, with respect to each Holder, (i) the Metzler Common (as defined in the Stock Exchange Agreement) issued to such Holder pursuant to the Stock Exchange Agreement, and (ii) any Common Stock or other equity securities issued or issuable with respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (A) when they have been distributed to the public pursuant to a offering registered under the Securities Act or (B) after the Registrable Securities held by such Holder first become eligible for sale pursuant to Rule 144 under the Securities Act (or any similar rule then in force), subject to any restrictions in the amount and manner of sale and notice requirements contained therein.

          "Securities Act" means the Securities Act of 1933, as amended.

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     8.   Miscellaneous.

          (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

          (b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns; provided, however, that rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities only if (i) such assignment is made with all related obligations, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iv) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

          (c) Construction. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. The term "include" and its derivatives shall have the same construction as the phrase "include, without limitation," and its derivatives. The section headings contained in this Agreement are inserted for convenience or reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) Severability. It is the intent and desire of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies as applied in each jurisdiction in which enforcement of the provisions of this Agreement are sought. If any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be amended, without any action on the part of any party hereto, to delete therefrom the portion so adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable in its entirety, this Agreement shall be amended to delete such provision therefrom and the remainder of this Agreement shall remain in full force and effect in such jurisdiction and without such deletion in all other jurisdictions.

          (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

          (f) Governing Law. The corporate law of Delaware will govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning

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the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto will be governed by the internal law, and not the law of conflicts, of Illinois.

          (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) three (3) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one day after receipt is electronically confirmed, if sent by fax (provided that a hard copy shall be promptly sent by first class mail); or (iii) one (1) business day following deposit with a recognized national overnight courier service for next day delivery charges prepaid, and, in each case, addressed to the intended recipient as set forth below:


            If to Metzler:                 With a copy to:
            --------------                ----------------

            The Metzler Group, Inc.        Sachnoff & Weaver, Ltd.
            615 N. Wabash                  Suite 2900
            Chicago, Illinois 60611        Chicago, Illinois  60606
            Attn: General Counsel          Attn:  J. Todd Arkebauer
            Fax:  312/573-5676             Fax:   312/207-6400

            If to the Holders:             With a copy to:
            -----------------              --------------

            To their respective addresses  --------------------------
            set forth on the signature     --------------------------
            page hereto                    --------------------------
                                           Attn:_____________________
                                           Fax: _____________________

     Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is delivered to the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (g) Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          (h) Termination. The Company's obligations hereunder shall terminate upon the earlier of (i) with respect to a particular Holder, such Holder having sold 20% of the Registrable Securities and (ii) after the Registrable Securities held by such Holder first become eligible for sale pursuant to Rule 144 under the Securities Act (or any similar rule then in force), subject to any restrictions in the amount and manner of sale and notice requirements contained therein.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    THE COMPANY:

                                    THE METZLER GROUP, INC.


                                    By:
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                                    Name:
                                            --------------------------
                                    Title:
                                            --------------------------

                                    HOLDERS:

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                                    Address:
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                                            Fax:
                                                 _____________________

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                                    Address:
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                                            Fax:
                                                 _____________________

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                                    Address:
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                                            Fax:
                                                 _____________________

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